Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws
Amendment No. 81 dated October 16, 2014
to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(82) to Post-Effective Amendment No. 432 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange
Commission on November 17, 2014
(Accession No. 0001193125-14-358463).
Amendment No. 82 dated December 17, 2014 to the
Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(83) to Post-Effective Amendment No. 433 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on December 29, 2014
(Accession No. 0001193125-14-455446).
Amendment No. 83 dated February 12, 2015 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(84) to Post-Effective Amendment No. 441 to the
Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on February 27, 2015
(Accession No. 0001193125-15-068876).
Amendment No. 84 dated April 16, 2015 to the
Agreement and Declaration of Trust dated January 28, 1997
is incorporated herein by reference to Exhibit (a)(85) to Post-Effective Amendment No. 455 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2015
(Accession No. 0001193125-15-161650).
Amended and Restated By-laws of Goldman Sachs Trust dated October 16, 2014 is incorporated herein by reference from to Exhibit (b) to Post-Effective
Amendment No. 432 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on
November 17, 2014
(Accession No. 0001193125-14-358463).